Exhibit 99.11

FEDERAL DEPOSIT INSURANCE CORPORATION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

CARTER BANK & TRUST

(Exact name of registrant as specified in its charter)

Virginia	N/A	20-5539935
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

1300 Kings Mountain Road, Martinsville, Virginia 24112

(Address of Principal Executive Offices) (Zip Code)

(276) 656-1776

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CARE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2020, the Board of Directors (the “Board”) of Carter Bank & Trust (the “Bank”) unanimously elected Elizabeth Walsh, Kevin Bloomfield and Robert Bolton to serve as directors of the Bank effective on that date.

Ms. Walsh serves as a Senior Specialist, Curriculum Development, at Becker Professional Education. She coordinates soft skill and emerging technology course development, as well as a webcast schedule of 1250 courses. Before working for Becker, Ms.Walsh consulted with Becker for three years, through Eliz LLC. Eliz LLC catered to local business clients as well as those in the accounting profession and not for profit. At Eliz LLC, Ms. Walsh served as Principal and CEO and specialized in accounting, technology, and change management consulting projects. Ms. Walsh has written CPE courses for the American Institute of CPAs, Becker CPA Review, and Agate Publishing. She authored the IT Section of the Becker CPA Review for the 2017 exam. She also served as the Beta Alpha Psi Executive Director and Director of Knowledge Management for the AICPA in New York City. Ms. Walsh is a certified public accountant (CPA) and holds the Certified Information Technology Professional (CITP) credential. Ms. Walsh earned her bachelor’s degree in Accounting Information Systems from Virginia Polytechnic Institute and State University.

Mr. Bloomfield serves as the managing partner at Bloomfield Partners, LLC which makes equity investments in software, technology and life science innovation companies. Previously he was CEO of NetVentures where he helped to build a fast-growing, disruptive cloud-based Operations & Fund Accounting software platform for progressive non-profit organizations. He led the company’s growth from an early-stage startup with just a handful of customers to the market leader with over 500 customers that processed over two billion dollars of customer transactions. Mr. Bloomfield earned his bachelor’s degree from Radford University and is actively involved in the Roanoke/Blacksburg community serving on several Boards.

Mr. Bolton has over 25 years’ experience in banking, asset management and equity trading. Prior to forming Iron Bay Capital, Mr. Bolton worked at Mendon Capital, where he was managing director and head trader. He was responsible for overseeing four different domestic equity financial services portfolios. He was also a senior member of the investment committee and was in charge of strategy implementation and trading. Earlier in his career, Mr. Bolton was both a proprietary trader for Pershing Trading Company in New York, and an award-winning banker with The Bank of New York. He has an extensive background in both fundamental and technical research and has appeared on both Bloomberg Television and Radio. Previously, Mr. Bolton served as a director to Naugatuck Valley Bank and HopFed Bancorp. Mr. Bolton earned his bachelor’s degree in Philosophy from St. Bonaventure University and attended the University of Rochester-Simon School of Business.

There are no arrangements or understandings between either of Ms. Walsh, Mr. Bloomfield or Mr. Bolton and any other person pursuant to which Ms. Walsh, Mr. Bloomfield or Mr. Bolton were selected for membership on the Board. Ms. Walsh, Mr. Bloomfield and Mr. Bolton and their related parties from time to time have or may have banking transactions (potentially including loan and deposit transactions) with the Bank. Such transactions are and will be in the ordinary course of business, on substantially the same terms, including interest rates, maturities and collateral requirements, as those prevailing at the time for comparable transactions with non-affiliated persons and do not and will not involve more than the normal risk of collectability or present other unfavorable features.

At present, the non-employee directors receive an annual cash retainer in the amount of $36,000 and an annual stock retainer in the form of an annual award of time-based restricted stock. The annual stock retainer for each director is paid in the form of restricted stock in the amount of $24,000 based on the closing price of the Bank’s stock on the grant date. Ms. Walsh, Mr. Bloomfield and Mr. Bolton will be compensated for their services as a director in the same manner as other non-employee directors of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER BANK & TRUST

Dated: October 28, 2020	By:	/s/ Wendy S. Bell
	Name:	Wendy S. Bell
	Title:	Senior Executive Vice President and Chief Financial Officer

Exhibit 99.1

Press Release Announcing Appointment of New Directors

Exhibit 99.1

FOR IMMEDIATE RELEASE

CARTER BANK & TRUST ADDS THREE NEW MEMBERS TO BOARD OF DIRECTORS

The new board members’ appointments began on October 28, 2020.

MARTINSVILLE, Va. (October 28, 2020) – Carter Bank & Trust (NASDAQ:CARE) today announced the appointment of three new members to its Board of Directors – Kevin Bloomfield of Bloomfield Partners, LLC, Robert Bolton of Iron Bay Capital and Elizabeth Lester Walsh, CPA CITP, of Becker Professional Education.

“We are very pleased to welcome Kevin, Robert and Elizabeth as new members on our Board of Directors,” said Litz Van Dyke, Chief Executive Officer of Carter Bank & Trust. “Each adds significant value to our company given their extensive experience and proven leadership. Their background and expertise complement our board, whose consistent support and guidance have been invaluable. We look forward to working with these new board members in advancing our transformation and strategic growth plans.”

Kevin Bloomfield is a Managing Partner at Bloomfield Partners, LLC which makes equity investments in software, technology and life science innovation companies. Previously, Bloomfield served as CEO of NetVentures, where he helped build a fast-growing, disruptive cloud-based Operations & Fund Accounting software platform for progressive, non-profit organizations.

Robert Bolton is the founder of Iron Bay Capital. He has nearly three decades of experience in banking, securities trading and asset management. He currently serves as the CIO and managing partner to the Iron Bay Fund, LP. Previously, Bolton served as a director to Naugatuck Valley Bank and HopFed Bancorp.

Elizabeth Lester Walsh is a Senior Specialist, Curriculum Development at Becker Professional Education, coordinating soft skill and emerging technology course development, as well as a webcast schedule of 1250 courses. Prior to Becker, Walsh served as Director of Knowledge Management at the American Institute of Certified Public Accountants.

The new board members started their appointments on October 28, 2020.

About Carter Bank & Trust

Headquartered in Martinsville, Va., Carter Bank & Trust is a $4.1 billion, state-chartered community bank with branches in Virginia and North Carolina. Since 1974, Carter Bank & Trust has built a reputation upon a tradition of care for the communities it serves through convenience, local service, and custom solutions for all customers. Additional information about Carter Bank & Trust is available at www.CBTCares.com.

###

Media Contact:

Brooks Taylor
Brooks.Taylor@CBTCares.com
276-806-5445